Section 1350 Certifications

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

  I, David Downes, President of Sure Trace Security Corp., certify that the Quarterly Report on Form 10-QSB (the "Report") for the quarter ended September 30, 2004, filed with the Securities and Exchange Commission on the date hereof:

(i)

fully complies with the requirements of Section 13(a) or 15(d) of the Securities

            Exchange Act of 1934, as amended, and

(i)

the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Sure Trace Security Corporation.

By:	/s/ David Downes President

A signed original of this written statement required by Section 906 has been provided to Sure Trace Security Corp., and will be retained by Sure Trace Security Corp., and furnished to the Securities and Exchange Commission or its staff upon request.